Exhibit 99.4

Project Atlas

Employee Video Transcript | march 2019

Employee Video Transcript

Hello everyone. This is the first time I’ve recorded a video to share with the whole firm. As you may have seen, we just made a significant announcement, and I wanted to get a personal message to everyone in short order.

I am thrilled to share with you that we have decided to enter into a partnership agreement with Brookfield Asset Management. Under the agreement, Brookfield will acquire all of our company’s public units, and about 20% of our private units, for cash and stock with a value of $49 per unit, giving Brookfield a majority of Oaktree’s total units and taking our company private.

Let me walk you through why we made this decision and the value we think this will create for our firm, for you as employees and, importantly, for our clients.

For the last 20 years, since we first received offers of interest in Oaktree, we have always been firm in our belief that any type of partnership would need to meet strict and unambiguous requirements. Those are:

(a)	a prestigious affiliation that would bring resources to Oaktree,

(b)	with a party willing to pay a fair price for a non-controlling investment that would entail

(c)	no cessation of Oaktree’s existence as an autonomous entity,

(d)	no diminution of Oaktree’s role in representing its own products to clients, and

(e)	no reduction of our freedom to manage our accounts and our own business.

The opportunity to join forces with Brookfield meets these criteria and gives us the ability to maintain full freedom and flexibility in how we grow our business.

Frankly, as a public entity, we have experienced the market’s lack of enthusiasm for a company that is more concerned with its clients’ interests than with growing AUM and profits when it thinks growing would be a mistake.

Brookfield is an outstanding fit in terms of culture, investment style and top-flight reputation. Brookfield has over $350 billion in AUM, and its core assets are in real estate, renewable power, infrastructure and private equity. It is predominantly an equity-focused manager, with credit currently accounting for a minimal percentage of its AUM. In fact, some of you may be familiar with Brookfield’s marquee office building in LA – 333 South Grand.

Brookfield has more than 1,500 employees, including 750 investment professionals, and offices in 30 countries worldwide. It is publicly traded on the NYSE and TSX and has an equity market cap of about $45 billion dollars and is headquartered in Toronto. Bruce Flatt, Brookfield’s CEO, has been with the firm since 1990, and has been CEO since 2002. Bruce Karsh and I have gotten to know Bruce well, and we greatly respect his management style and his team.

Very importantly, Oaktree will be a free-standing company within the Brookfield family. Our current leadership team, led by Bruce, Jay and me, will continue to run our firm with complete independence for the benefit of our clients.

Project Atlas

Employee Video Transcript | march 2019

This was our foremost criterion in deciding what comes next for Oaktree. In fact, Brookfield wouldn’t have made this investment in Oaktree but for its confidence that all of you will be highly motivated to remain on board and perform at your historic high level of excellence.

Brookfield is a long-term oriented, strategic and well-capitalized partner that wants to add to our success. Our firms share a culture that emphasizes excellence in investing and integrity, and our businesses mesh beautifully without conflicting. This partnership will build on Oaktree’s existing resources and expertise to help us enhance our scale and related access to investment opportunities globally. Brookfield’s pro-cyclical business is highly complementary with Oaktree’s counter-cyclical business. And lastly, Brookfield’s global presence – particularly strong in certain regions – will add to ours, and ours to theirs.

We’re thrilled with this phase of our evolution, and we hope all of you share our excitement. The partnership with Brookfield is one that will be beneficial for our clients, and it presents an opportunity for our public unitholders to exit at a premium and/or maintain an investment in the combined entity.

And above all, we genuinely think this is the opportunity of a lifetime for Oaktree and its people, as we are freed of the obligations of being a public company, have access to tremendous resources, and retain full independence and autonomy.

We’ll be hosting town hall meetings shortly so you can hear more and ask questions. I encourage everyone to join.

Thank you. You have my sincere appreciation for your hard work and dedication. Today is the beginning of a very exciting chapter for Oaktree.

Project Atlas

Employee Video Transcript | march 2019

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction between Oaktree Capital Group, LLC (“Oaktree”) and Brookfield Asset Management Inc. (“Brookfield”). In connection with the proposed merger, Brookfield will file with the SEC a registration statement on Form F-4 that will include the consent solicitation statement of Oaktree and a prospectus of Brookfield, as well as other relevant documents regarding the proposed transaction. A definitive consent solicitation statement/prospectus will also be sent to Oaktree’s unitholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CONSENT SOLICITATION STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the consent solicitation statement/prospectus, as well as other filings containing information about Oaktree and Brookfield, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Oaktree by accessing Oaktree’s website at ir.oaktreecapital.com or from Brookfield by accessing Brookfield’s website at bam.Brookfield.com/reports-and-filings. Copies of the consent solicitation statement/prospectus can also be obtained, free of charge, by directing a request to Oaktree Investor Relations at Unitholders – Investor Relations, Oaktree Capital Management, L.P., 333 South Grand Ave., 28th Floor, Los Angeles, CA 90071, by calling (213) 830-6483 or by sending an e-mail to investorrelations@oaktreecapital.com or to Brookfield Investor Relations by calling (416) 359-8647 or by sending an e-mail to linda.northwood@brookfield.com.

Oaktree and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Oaktree unitholders in respect of the transaction described in the consent solicitation statement/prospectus. Information regarding Oaktree’s directors and executive officers is contained in Oaktree’s Annual Report on Form 10-K for the year ended December 31, 2018, which is filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the consent solicitation statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This communication contains “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), which reflect the current views of Oaktree with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements and information by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors

Project Atlas

Employee Video Transcript | march 2019

could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on Oaktree’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Such forward-looking statements and information are subject to risks and uncertainties and assumptions relating to Oaktree’s operations, financial results, financial condition, business prospects, growth strategy and liquidity.

In addition to factors previously disclosed in Brookfield’s and Oaktree’s reports filed with securities regulators in Canada and the United States and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements and information or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Brookfield and Oaktree to terminate the definitive merger agreement between Brookfield and Oaktree; the outcome of any legal proceedings that may be instituted against Brookfield, Oaktree or their respective unitholders, shareholders or directors; the ability to obtain regulatory approvals and meet other closing conditions to the merger, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated or that are material and adverse to Brookfield’s or Oaktree’s business; a delay in closing the merger; the ability to obtain approval by Oaktree’s unitholders on the expected terms and schedule; business disruptions from the proposed merger that will harm Brookfield’s or Oaktree’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; certain restrictions during the pendency of the merger that may impact Brookfield’s or Oaktree’s ability to pursue certain business opportunities or strategic transactions; the ability of Brookfield or Oaktree to retain and hire key personnel; uncertainty as to the long-term value of the Class A shares of Brookfield following the merger; the continued availability of capital and financing following the merger; the business, economic and political conditions in the markets in which Brookfield and Oaktree operate; changes in Oaktree’s or Brookfield’s anticipated revenue and income, which are inherently volatile; changes in the value of Oaktree’s or Brookfield’s investments; the pace of Oaktree’s or Brookfield’s raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of Oaktree’s existing funds; the amount and timing of distributions on Oaktree’s preferred units and Class A units; changes in Oaktree’s operating or other expenses; the degree to which Oaktree or Brookfield encounters competition; and general political, economic and market conditions.

Any forward-looking statements and information speak only as of the date of this communication or as of the date they were made, and except as required by law, neither Brookfield nor Oaktree undertakes any obligation to update forward-looking statements and information. For a more detailed discussion of these factors, also see the information under the caption “Business Environment and Risks” in Brookfield’s most recent report on Form 40-F for the year ended December 31, 2017, and under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Oaktree’s most recent report on Form 10-K for the year ended December 31, 2018, and in each case any material updates to these factors contained in any of Brookfield’s or Oaktree’s future filings.

As for the forward-looking statements and information that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements and information. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.